UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2019

BERRY GLOBAL GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware	1-35672	20-5234618
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Oakley Street
Evansville, Indiana 47710
 (Address of principal executive offices / Zip Code)

(812) 424-2904
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BERY	New York Stock Exchange

Item 1.01.  Entry into a Material Definitive Agreement.

Berry Global Group, Inc. (the “Company”), Berry Global, Inc., as borrower (the “U.S. Borrower”), Bank of America, N.A., as collateral agent and administrative agent, and the lenders party thereto, entered into that certain Third Amended and Restated Revolving Credit Agreement dated as of May 1, 2019 (the “Revolving Credit Agreement”).  The Revolving Credit Agreement is split into an $800 million U.S. Tranche (the “U.S. Tranche”) under which the U.S. Borrower is the borrower and a $50 million Canadian tranche (the “Canadian Tranche”) under which Berry Plastics Canada, Inc. (the “Canadian Borrower”) will be the borrower; provided that until the satisfaction of certain conditions, including the consummation of the previously reported proposed acquisition of the entire issued and to be issued ordinary share capital of RPC Group Plc (the “RPC Acquisition”), the Canadian Borrower will not be a party to the Revolving Credit Agreement and there can be no borrowings under the Canadian Tranche.
The U.S. Tranche is available to the U.S. Borrower in an amount equal to the lesser of  (a) $800 million or (b) the U.S. borrowing base, which is a function of, among other things, the U.S. Borrower’s and certain of its domestic subsidiaries’ accounts receivable, inventory and certain cash.  The Canadian Tranche, when available to the Canadian Borrower, will be in an amount equal to the lesser of (a) $50 million or (b) the Canadian borrowing base, which is a function of, among other things, the Canadian Borrower’s and certain of its Canadian subsidiaries’ accounts receivable, inventory and certain cash.  The U.S. Borrower has the ability to request a reallocation of the commitments between the U.S. Tranche and the Canadian Tranche on a quarterly basis.  The U.S. Tranche will be available in U.S. dollars and the Canadian Tranche will be available in U.S. dollars and Canadian dollars.  The U.S. Tranche and the Canadian Tranche will include borrowing capacity available for letters of credit and for borrowings on same-day notice, referred to as swingline loans.
The U.S. Tranche and the Canadian Tranche mature on May 1, 2024.
Borrowings under the U.S. Tranche bear interest at a rate equal to a customary applicable margin plus, as determined at the U.S. Borrower’s option, either (a) a base rate determined by reference to the higher of  (1) the prime rate of Bank of America, N.A., (2) the U.S. federal funds rate plus 1/2 of 1% and (3) a daily LIBOR plus 1.00% or (b) LIBOR determined by reference to the costs of funds for eurodollar deposits in dollars in the London interbank market for the interest period relevant to such borrowing adjusted for certain additional costs. The applicable margin for such borrowings under the U.S. Tranche is adjusted based on the quarterly average daily borrowing availability under the U.S. Tranche.  In no event will any index on which the interest rates are based be less than zero.
Borrowings under the Canadian Tranche (when available) will bear interest at a rate equal to a customary applicable margin plus, as determined at the Canadian Borrower’s option, either (a) in the case of a U.S. dollar borrowing, (1) a base rate determined by reference to the higher of  (x) the prime rate of Bank of America, N.A., as administrative agent, (y) the U.S. federal funds rate plus 1/2 of 1% and (z) a daily LIBOR rate plus 1.00% or (2) LIBOR determined by reference to the costs of funds for eurodollar deposits in dollars in the London interbank market for the interest period relevant to such borrowing adjusted for certain additional costs and (b) in the case of a Canadian dollar borrowing, (1) a base rate determined by reference to the higher of  (x) Canadian prime rate of Bank of America, N.A. (acting through its Canadian branch)  or (y) Canadian dollar banker’s acceptance rate, (2) a rate determined by the Canadian dollar banker’s acceptance rate, and (3) LIBOR determined by reference to the costs of funds for eurodollar deposits in dollars in the London interbank market for the interest period relevant to such borrowing adjusted for certain additional costs.  In no event will any index on which the interest rates are based be less than zero.

The Revolving Credit Agreement contains default provisions customary for facilities of this type, which are subject to customary grace periods and materiality thresholds, including, among others, defaults related to payment failures, failure to comply with covenants, material misrepresentations, defaults under other material indebtedness, the occurrence of a “change in control”, bankruptcy and related events, material judgments, certain events related to pension plans and the invalidity or revocation of any loan document or any guarantee agreement of the Company or any subsidiary that becomes a guarantor.  If an event of default occurs under the Revolving Credit Agreement, the lenders may, among other things, terminate their commitments and declare immediately payable all borrowings.  The Revolving Credit Agreement contains customary affirmative covenants for facilities of this type, including, among others, covenants pertaining to the delivery of financial statements, notices of default and certain other material events, maintenance of corporate existence and rights, business, property, and insurance and compliance with laws, as well as customary negative covenants for facilities of this type, including, among others, limitations on the incurrence of subsidiary indebtedness, liens, mergers and certain other fundamental changes, investments and loans, acquisitions, transactions with affiliates, payments of dividends and other restricted payments and changes in the Company’s line of business.
All obligations under the U.S. Tranche are unconditionally guaranteed by the Company and, subject to certain exceptions, each of the U.S. Borrower’s existing and future direct and indirect domestic subsidiaries. The guarantees of those obligations are secured by substantially all of the U.S. Borrower’s assets and those of each domestic subsidiary guarantor as well as the equity interests in the U.S. Borrower held by the Company.  All obligations under the Canadian Tranche (when available) will be unconditionally guaranteed by the Company, the U.S. Borrower and, subject to certain exceptions, each of the U.S. Borrower’s existing and future direct and indirect domestic and Canadian subsidiaries. The guarantees of those obligations are secured by substantially all of the U.S. Borrower’s assets and those of each domestic and Canadian subsidiary guarantor as well as the equity interests in the U.S. Borrower held by the Company.
The administrative agents and the lenders have, from time to time, performed, are currently performing and may in the future perform, various financial advisory and commercial and investment banking services for the Company, for which they received or will receive customary fees and expenses.
The foregoing description of the Revolving Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Revolving Credit Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1
$850,000,000 Third Amended and Restated Revolving Credit Agreement, dated as of May 1, 2019, by and among Berry Global Group, Inc., Berry Global, Inc., the lenders party thereto from time to time, Bank of America, N.A., as collateral agent and administrative agent , and the lender parties thereto.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BERRY GLOBAL GROUP, INC.
(Registrant)

Dated: May 6, 2019F	By:	/s/ Jason K. Greene
	Name:	Jason K. Greene
	Title:	Executive Vice President, Chief Legal Officer and Secretary